Exhibit 10.29
FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this "Amendment") is made and entered into as of May 30, 2023, by and between BARR HARBOR DRIVE, LLC, a Pennsylvania limited liability company ("Landlord"), successor in interest to Four Tower Bridge Associates, and MADRIGAL PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").

A.Landlord and Tenant are parties to a Lease ("Original Lease") dated as of January 10, 2019, as amended by (i) that certain First Amendment to Lease dated as of July 17, 2020, (ii) that ce1iain Second Amendment to Lease dated as of May 3, 2021, and (iii) that ce1iain Third Amendment to Lease dated March 8, 2022 ("Third Amendment") (the Original Lease as so amended is referred to herein as the "Current Lease"), for the premises in the Building known as Four Tower Bridge located at 200 Barr Harbor Drive, West Conshohocken, Pennsylvania (the "Building"). The Current Lease as amended hereby pursuant to this Amendment is referred to hereinafter as the "Lease".

B.Landlord and Tenant agree to amend the Current Lease upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, Landlord and Tenant hereby agree as follows:

1.Incorporation of Recitals; Definitions. The recitals set forth above are hereby incorporated herein by reference as if set fmih in full in the body of this Amendment. Capitalized terms used but not otherwise defined in this Amendment have the respective meanings given to them in the Current Lease.

2.Amendment. The last sentence of Section 3 of the Third Amendment shall be replaced in its entirety as follows: "The "Extension Deadline" means June 15, 2023."

3.Brokers. Landlord and Tenant each represents and warrants to the other that such representing party has had no dealings, negotiations, or consultations with respect to this Amendment with any broker or finder other than Newmark, in the case of Landlord, and Cushman & Wakefield, in the case of Tenant.

4.Effect of Amendment. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Amendment, the Current Lease has not been modified, amended, canceled or terminated, and is in force or effect.

5.Representations and Warranties

(a)Landlord represents and warrants to Tenant that it acquired the Building that is the subject of the Lease and has all obtained all rights from Four Tower Bridge Associates under the Lease, including rights to execute this Amendment and future amendments to the Lease.

(b)Each of Landlord and Tenant represents and warrants to the other that the individual executing this Amendment on such party's behalf is authorized to do so.

6.Counterparts; Electronic Transmittal. This Amendment may be executed in any number of counterparts, each of which when taken together will be deemed to be one and the same instrument and that the exchange of copies of this Amendment and signature pages by electronic transmission will constitute effective execution and delivery of this Amendment for all purposes.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first above written.

LANDLORD:
BARR HARBOR DRIVE, LLC,
a Pennsylvania limited liability company

By: /s/ Robert J. Nasuti
Name: Robert J. Nasuti
Title: President

TENANT:
MADRIGAL PHARMACEUTLCALS, INC.

By: /s/ Brian Lynch
Name: Brian J. Lynch
Title: Senior Vice President and General Counsel